Exhibit 23.2

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders
QNB Corp.
Quakertown, Pennsylvania



We have audited the accompanying consolidated balance sheets of QNB Corp. and subsidiary as of December 31, 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of QNB Corp. and subsidiary as of December 31, 1995, and the consolidated results of their operations and their consolidated cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


/s/Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania
January 25, 1996

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                                  Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of QNB Corp. on Forms S-8 (File No. 33-79802 and No. 333-16627) of our report dated January 25, 1996 on our audits of the consolidated financial statements of QNB Corp. as of December 31, 1995 and for the years ended December 31, 1995 and 1994, which report is included in this Annual Report on Form 10-K.

/s/ Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, Pennsylvania

March 25, 1997

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